UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perth House, Millennium Way,
Chesterfield, Derbyshire S41 8ND, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 124 626 3051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At meetings on November 16-17, 2016, the Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”) approved, with respect to the Company’s President and Chief Executive Officer, and the Human Resources and Compensation Committee (the “Committee”) of the Board approved, with respect to the Company’s other named executive officers, certain compensation related actions. With respect to Mark C. Trudeau, President and Chief Executive Officer, the Board increased his annual base salary, effective December 26, 2016, from $1,000,000 to $1,050,000. With respect to Hugh O’Neill, Executive Vice President and President, Autoimmune and Rare Diseases, the Committee increased his annual base salary, effective December 26, 2016, from $475,000 to $550,000. With respect to Frank Scholz, Executive Vice President of Global Operations and President, Specialty Generics, the Committee increased his annual base salary, effective October 3, 2016, from $460,000 to $500,000.

Also, the Board, with respect to the President and Chief Executive Officer, and the Committee, with respect to the other named executive officers, determined the target grant date dollar value of long-term incentive compensation for fiscal 2017, which includes the annual long-term incentive awards (the “Annual Awards”) and special retention awards (the “Retention Awards”) which are intended to ensure continuity among the Company’s executives, which will be granted on January 3, 2017 (“the Grant Date”). The Annual Awards include the period from October 1, 2016 to December 30, 2016 (i.e., the transition period in connection with the previously announced change in the Company’s fiscal year end) and, as a result, are approximately 25% larger to account for this additional time period. The table below sets forth the target grant date fair value awarded to each of the named executive officers with respect to their Annual Awards and Retentions Awards:

Name and Title	Annual Award	Retention Award
Mark C. Trudeau President and Chief Executive Officer	$11,500,000	$—
Matthew K. Harbaugh Executive Vice President and Chief Financial Officer	3,438,000	2,335,000
Hugh O’Neill Executive Vice President and President, Autoimmune and Rare Diseases	2,500,000	2,000,000
Frank Scholz Executive Vice President of Global Operations and President, Specialty Generics	2,500,000	2,000,000
Gary M. Phillips Executive Vice President and Chief Strategy Officer	2,000,000	1,360,000

The dollar value awarded to each named executive officer for the Annual Awards will be allocated between the long-term incentive vehicles as follows:

•
40% of the target grant date fair value will be allocated to performance shares (“PSUs”) with performance-based vesting over a three-year vesting period (December 31, 2016 up to and including December 27, 2019) based on total return of shareholders against a defined peer group (weighted 50%) and Net Revenue Compound Annual Growth Rate (“Net Revenue CAGR”). For PSU purposes, Net Revenue CAGR is calculated for the performance period (December 31, 2016 - December 27, 2019) using non-GAAP Net Sales Revenue where GAAP Net Sales Revenue has been adjusted to exclude the impact of both acquisitions and divestitures during the performance period. The actual number of PSUs will be determined on the Grant Date by taking the dollar value allocated to PSUs and dividing such amount by the grant date fair value of a PSU using, for 50% of the value, a Monte Carlo simulation model and for the remaining 50% of the value, the closing price of the Company’s ordinary shares on the Grant Date. Depending on the Company’s performance during the performance period, the named executive officer is entitled to receive a number of ordinary shares equal to a percentage, ranging from 0% to 200%, of the award granted.

•
40% of the target grant date fair value will be allocated to non-qualified stock options vesting ratably over a four-year period on the anniversary of the Grant Date. The actual number of stock options will be determined on the Grant Date by taking the dollar value allocated to stock options and dividing such amount by the grant date fair value of an option using a Black-Scholes valuation model; and

•
20% of the target grant date fair value will be allocated to restricted stock units (“RSUs”) vesting ratably over a four-year period on the anniversary of the Grant Date. The actual number of RSUs will be determined on the Grant Date by taking the dollar value allocated to RSUs and dividing such amount by Fair Market Value (as defined in the Mallinckrodt Pharmaceuticals Stock and Incentive Plan) of the Company’s ordinary shares on the Grant Date.

The dollar value awarded to each named executive officer for the Retention Awards will be allocated between the long-term incentive vehicles as follows:

•
25% of the target grant date fair value will be allocated to PSUs with performance-based vesting over a three-year vesting period (December 30, 2016 up to and including December 27, 2019) based on Net Revenue CAGR and 25% of the target grant date fair value will be allocated to PSUs with performance-based vesting over a three-year vesting period (December 31, 2016 up to and including December 27, 2019) based on total return of shareholders against a defined peer group. The actual number of PSUs will be determined on the Grant Date by taking the dollar value allocated to PSUs and dividing such amount by the grant date fair value of a PSU using, for 50% of the value, a Monte Carlo simulation model and for the remaining 50% of the value, the closing price of the Company’s ordinary shares on the Grant Date. Depending on the Company’s performance during the performance period, the named executive officer is entitled to receive a number of ordinary shares equal to a percentage, ranging from 0% to 200%, of the award granted.

•
50% of the target grant date fair value will be allocated to non-qualified stock options vesting in full on the fourth anniversary of the Grant Date. The actual number of stock options will be determined on the Grant Date by taking the dollar value allocated to stock options and dividing such amount by the grant date fair value of an option using a Black-Scholes valuation model.

The PSU, RSU and non-qualified stock option awards will be made pursuant to the terms and conditions of the Mallinckrodt Pharmaceuticals Stock and Incentive Plan and pursuant to the terms and conditions of the applicable award agreements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

Date:	November 22, 2016	By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Vice President and Corporate Secretary